UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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Kraft Foods Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Email from Carol J. Ward (Vice President and Corporate Secretary) to all employee restricted stockholders dated April 22, 2010:

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Subject Line/Headline: Kraft Foods 2010 Annual Meeting of Shareholders

Greetings:

You are receiving this email because you hold Kraft Foods restricted stock. By now, you should have received in the U.S. Mail a Notice of Internet Availability of Proxy Materials. The Notice includes information about our 2010 Annual Meeting of Shareholders to be held on Tuesday, May 18, 2010. The Notice describes how to access our proxy materials for the meeting and to vote on-line. The Notice also contains instructions to request printed copies of our proxy materials if you so prefer.

We encourage you to vote “FOR” the following key business items to be addressed at the Annual Meeting:

•	Election of 12 directors; and
•	Ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2010.

We also encourage you to vote “AGAINST”:

•	Shareholder proposal regarding shareholder action by written consent.

You can find more information about these matters and the Board of Directors’ recommendations in our proxy statement, which is available at www.kraftfoodscompany.com/investor.

If you have not already done so, PLEASE VOTE TODAY. You can do so by the Internet, by telephone or by sending in your proxy card. Your vote is important, no matter how many shares you may own.

If you did not receive or have misplaced your Notice, please contact Wells Fargo Shareowner Services at 1-800-468-9716. Wells Fargo also can assist you in voting.

If YOU do not vote your shares, they will not be voted.